Exhibit 99.1

LENDINGTREE REPORTS FOURTH QUARTER 2022 RESULTS

Strong Insurance Segment Margin Recovery Tempered by Declines in Home Revenue

•	Consolidated revenue of $202.1 million

•	GAAP net loss from continuing operations of $(10.4) million or $(0.81) per diluted share

•	Variable marketing margin of $78.1 million

•	Adjusted EBITDA of $16.7 million

•	Adjusted net income per share of $0.38

CHARLOTTE, NC - February 27, 2023 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended December 31, 2022.

The Company has posted a letter to shareholders on its investor relations website at investors.lendingtree.com.

"We are pleased to announce fourth quarter earnings in conjunction with the launch of the LendingTree Win Card, our first product designed to reward consumers for their healthy financial habits available exclusively to MyLendingTree members,” said Doug Lebda, Chairman and CEO. "This is the first of many product and feature launches we have planned in our mission to transform MyLendingTree into the leading digital ally, at a time when consumers and members need it most."

Trent Ziegler, CFO, added, "Our Home segment has continued to face headwinds as higher rates have limited refinance transactions, while persistently low for-sale housing inventory and historically high prices have combined to limit purchase activity. Encouragingly, continued strong growth in our Home Equity offering and substantial growth in our Insurance segment margin have helped to offset some of the decline in Home performance. We remain very well capitalized with $299 million of cash on our balance sheet, which provides ample flexibility to continue funding our growth initiatives this year. We remain acutely focused on our operating expense levels given the length of this current market cycle, and will continue to actively manage them as a key lever of financial performance that is fully within our control."

Fourth Quarter 2022 Business Highlights

•	Home segment revenue of $48.6 million decreased 50% over fourth quarter 2021 and produced segment profit of $16.3 million, down 52% over the same period.

◦	Within Home, mortgage revenue of $22.6 million declined 72% over the prior year period.

◦	Partially offsetting this decline, revenue from Home Equity was $25.3 million, an increase of 56% from last year.

•	Consumer segment revenue of $86.2 million decreased 11% over fourth quarter 2021.

◦	Within Consumer, credit card revenue of $18.8 million decreased 29% year-over-year. We have implemented operational improvements that we expect will improve this business over time.

◦	Personal loans revenue of $28.9 million decreased 20% over prior year, as rising interest rates decreased close rates for our consumer traffic.

•	Insurance segment revenue of $67.0 million grew 2% over fourth quarter 2021 and translated into segment profit of $25.6 million, an increase of 23% over the same period.

•	Through December 31, 2022, 24.8 million consumers have signed up for MyLendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2022	2021	% Change	2022	% Change

Total revenue	$202.1	$258.3	(22)%	$237.8	(15)%

(Loss) income before income taxes	$(11.3)	$60.2	(119)%	(22.8)	50%
Income tax benefit (expense)	0.09	(11.8)	(108)%	(135.9)	101%
Net (loss) income from continuing operations	$(10.4)	$48.4	(121)%	$(158.7)	93%
Net income (loss) from continuing operations % of revenue	(5)%	19%		(67)%

(Loss) income per share from continuing operations
Basic	$(0.81)	$3.67		$(12.44)
Diluted	$(0.81)	$3.57		$(12.44)

Variable marketing margin
Total revenue	$202.1	$258.3	(22)%	$237.8	(15)%
Variable marketing expense (1) (2)	$(124.0)	$(169.8)	(27)%	$(163.1)	(24)%
Variable marketing margin (2)	$78.1	$88.5	(12)%	$74.7	5%
Variable marketing margin % of revenue (2)	39%	34%		31%

Adjusted EBITDA (2)	$16.7	$24.7	(32)%	$9.8	70%
Adjusted EBITDA % of revenue (2)	8%	10%		4%

Adjusted net income (loss)(2)	$4.9	$(4.1)	220%	$(4.6)	207%

Adjusted net income (loss) per share (2)	$0.38	$(0.31)	223%	$(0.36)	206%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.

(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2022	2021	% Change	2022	% Change
Home (1)
Revenue	$48.6	$96.3	(50)%	$64.9	(25)%
Segment profit	$16.3	$33.8	(52)%	$24.1	(32)%
Segment profit % of revenue	34%	35%		37%

Consumer (2)
Revenue	$86.2	$96.4	(11)%	$102.7	(16)%
Segment profit	$41.7	$40.8	2%	$45.8	(9)%
Segment profit % of revenue	48%	42%		45%

Insurance (3)
Revenue	$67.0	$65.4	2%	$70.2	(5)%
Segment profit	$25.6	$20.8	23%	$22.6	13%
Segment profit % of revenue	38%	32%		32%

Other (4)
Revenue	$0.2	$0.2	–%	$–	–%
Profit	$(0.1)	$0.1	(200)%	$(0.2)	(50)%

Total revenue	$202.1	$258.3	(22)%	$237.8	(15)%

Total segment profit	$83.4	$95.5	(13)%	$92.3	(10)%
Brand marketing expense (5)	$(5.3)	$(7.0)	(24)%	$(17.6)	(70)%
Variable marketing margin	$78.1	$88.5	(12)%	$74.7	5%
Variable marketing margin % of revenue	39%	34%		31%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans, and reverse mortgage loans. We ceased offering reverse mortgage loans in Q4 2022.

(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.

(3)	The Insurance segment consists of insurance quote products and sales of insurance policies.

(4)	The Other category includes marketing revenue and related expenses not allocated to a specific segment.

(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Business Outlook - 2023

Today, the Company is providing revenue, variable marketing margin and adjusted EBITDA guidance for the first quarter of 2023 and full-year 2023, as follows:

For first-quarter 2023:

•	Revenue: $200 - $210 million

•	Variable Marketing Margin: $76 - $81 million

•	Adjusted EBITDA: $11 - $16 million

For full-year 2023:

•	Revenue is anticipated to be in the range of $935 - $985 million, representing a decline of 0% to 5% over full-year 2022 results.

•	Variable Marketing Margin is expected to be in the range of $325 - $350 million.

•	Adjusted EBITDA is anticipated to be in the range of $85 - $95 million, representing growth of 1% to 12% from full-year 2022.

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax consequences have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's fourth-quarter 2022 financial results will be webcast live today, February 27, 2023 at 9:00 AM Eastern Time (ET). The live webcast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense, the most directly comparable GAAP measure, to variable marketing expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands)
Selling and marketing expense	$136,669	$176,875	$184,847	$702,238	$773,990
Non-variable selling and marketing expense (1)	(12,717)	(13,731)	(15,053)	(54,914)	(57,351)
Variable marketing expense	$123,952	$163,144	$169,794	$647,324	$716,639

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income (loss) from continuing operations, the most directly comparable GAAP measure, to variable marketing margin and net income (loss) from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands, except percentages)
Net (loss) income from continuing operations	$(10,402)	$(158,683)	$48,432	$(187,946)	$73,138
Net (loss) income from continuing operations % of revenue	(5)%	(67)%	19%	(19)%	7%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	13,529	14,105	14,448	57,769	57,297
Non-variable selling and marketing expense (1)	12,717	13,731	15,053	54,914	57,351
General and administrative expense	36,575	39,540	38,546	152,377	153,472
Product development	13,140	14,043	13,723	55,553	52,865
Depreciation	5,071	5,274	4,941	20,095	17,910
Amortization of intangibles	3,732	6,582	9,771	25,306	42,738
Change in fair value of contingent consideration	–	–	–	–	(8,249)
Restructuring and severance	668	–	6	4,428	53
Litigation settlements and contingencies	23	(7)	32	(18)	392
Interest expense, net	6,024	5,720	14,986	26,014	46,867
Other income	(2,037)	(1,523)	(83,200)	(3,843)	(123,272)
Income tax (benefit) expense	(937)	135,910	11,753	133,019	11,298
Variable marketing margin	$78,103	$74,692	$88,491	$337,668	$381,860
Variable marketing margin % of revenue	39%	31%	34%	34%	35%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income (loss) from continuing operations, the most directly comparable GAAP measure, to adjusted EBITDA and net income (loss) from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands, except percentages)
Net (loss) income from continuing operations	$(10,402)	$(158,683)	$48,432	$(187,946)	$73,138
Net (loss) income from continuing operations % of revenue	(5)%	(67)%	19%	(19)%	7%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	3,732	6,582	9,771	25,306	42,738
Depreciation	5,071	5,274	4,941	20,095	17,910
Restructuring and severance	668	–	6	4,428	53
Loss on impairments and disposal of assets	2,329	834	814	6,590	3,465
Gain on investments	–	–	(83,200)	–	(123,272)
Non-cash compensation	11,634	15,575	16,751	58,541	68,555
Franchise tax caused by equity investment gain	–	–	–	1,500	–
Contribution to LendingTree Foundation	500	–	–	500	–
Change in fair value of contingent consideration	–	–	–	–	(8,249)
Acquisition expense	106	104	430	277	1,796
Litigation settlements and contingencies	23	(7)	32	(18)	392
Interest expense, net	6,024	5,720	14,986	26,014	46,867
Dividend income	(2,037)	(1,523)	–	(3,842)	–
Income tax (benefit) expense	(937)	135,910	11,753	133,019	11,298
Adjusted EBITDA	$16,711	$9,786	$24,716	$84,464	$134,691
Adjusted EBITDA % of revenue	8%	4%	10%	9%	12%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net income (loss) from continuing operations, the most directly comparable GAAP measure, to adjusted net (loss) income and net income (loss) per diluted share from continuing operations to adjusted net (loss) income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands, except per share amounts)
Net (loss) income from continuing operations	$(10,402)	$(158,683)	$48,432	$(187,946)	$73,138
Adjustments to reconcile to adjusted net income (loss):
Restructuring and severance	668	–	6	4,428	53
Loss on impairments and disposal of assets	2,329	834	814	6,590	3,465
Gain in investments	–	–	(83,200)	–	(123,272)
Non-cash compensation	11,634	15,575	16,751	58,541	68,555
Franchise tax caused by equity investment gain	–	–	–	1,500	–
Contribution to LendingTree Foundation	500	–	–	500	–
Change in fair value of contingent consideration	–	–	–	–	(8,249)
Acquisition expense	106	104	430	277	1,796
Litigation settlements and contingencies	23	(7)	32	(18)	392
Income tax expense (benefit) from adjusted items	–	(3,842)	16,980	(14,312)	14,968
Excess tax expense (benefit) from stock-based compensation	–	1,752	(4,336)	4,658	(11,691)
Income tax expense from valuation allowance	–	139,670	–	139,670	–
Adjusted net income (loss)	$4,858	$(4,597)	$(4,091)	$13,888	$19,155

Net (loss) income per diluted share from continuing operations	$(0.81)	$(12.44)	$3.57	$(14.69)	$5.34
Adjustments to reconcile net (loss) income from continuing operations to adjusted net income (loss)	1.19	12.08	(3.87)	15.78	(3.94)
Adjustments to reconcile effect of dilutive securities	–	–	(0.01)	(0.02)	–
Adjusted net income (loss) per share	$0.38	$(0.36)	$(0.31)	$1.07	$1.40

Adjusted weighted average diluted shares outstanding	12,793	12,758	13,212	12,991	13,695
Effect of dilutive securities	2	–	(346)	198	–
Weighted average diluted shares outstanding	12,791	12,758	13,558	12,793	13,695
Effect of dilutive securities	–	–	346	–	496
Weighted average basic shares outstanding	12,791	12,758	13,212	12,793	13,199

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing expense
•	Variable marketing margin
•	Variable marketing margin % of revenue
•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")
•	Adjusted EBITDA % of revenue
•	Adjusted net income
•	Adjusted net income per share

Variable marketing expense, variable marketing margin and variable marketing margin % of revenue are related measures of the effectiveness of the Comapny's marketing efforts. Variable marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing, and related expenses, and excludes overhead, fixed costs, and personnel-related expenses. Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing expense. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the most directly comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, contributions to the LendingTree Foundation, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments, any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and income tax (benefit) expense from a full valuation allowance. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income. Variable marketing margin is defined as revenue less variable marketing expense. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating varaible marketing margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated income, and are included in variable marketing expense for the purposes of calculating variable marketing margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (8) contributions to the LendingTree Foundation and (9) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) contributions to the LendingTree Foundation, (10) one-time items, (11) the effects to income taxes of the aforementioned adjustments, (12) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09, and (13) income tax (benefit) from a full valuation allowance.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for the $1.5 million franchise tax caused by the equity investment in Stash.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates and inflation; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network partners, including dependence on certain key network partners; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; effects of changing laws, rules or regulations on our business model; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network partners or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2021, in our Form 10-Q for the period ended September, 30, 2022, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree is one of the nation's largest, most experienced online financial platforms, created to give consumers the power to win financially. LendingTree provides customers with access to the best offers on loans, credit cards, insurance and more through its network of over 600 financial partners. Since its founding, LendingTree has helped millions of customers obtain financing, save money, and improve their financial and credit health in their personal journeys. With a portfolio of innovative products and tools and personalized financial recommendations, LendingTree helps customers achieve everyday financial wins.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations:

investors@lendingtree.com

Media Relations:

press@lendingtree.com